     As filed with the Securities and Exchange Commission on June 28, 2002

                                                     REGISTRATION NO. 333-______

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                            GTC BIOTHERAPEUTICS, INC.
             (Exact name of registrant as specified in its charter)

           MASSACHUSETTS                       04-3186494
(State or other jurisdiction         (I.R.S. Employer Identification No.)
    of incorporation)

             175 CROSSING BOULEVARD, FRAMINGHAM, MASSACHUSETTS 01701
                    (Address of Principal Executive Offices)

                        2002 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                                 GEOFFREY F. COX
                 Chairman, President and Chief Executive Officer
                            GTC Biotherapeutics, Inc.
                             175 Crossing Boulevard
                         Framingham, Massachusetts 01701
                                 (508) 620-9700
            (Name, address and telephone number of agent for service)

                                 with copies to:

                           NATHANIEL S. GARDINER, ESQ.
                               Palmer & Dodge LLP
                              111 Huntington Avenue
                           Boston, Massachusetts 02199
                                 (617) 239-0100

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
          Title of each                                     Proposed maximum      Proposed maximum
       class of securities              Amount to be       offering price per    aggregate offering       Amount of
         to be registered             registered (1) (2)        share (3)            price (3)        registration fee
-----------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value (4)      600,000 shares            $1.3495              $809,700             $74.49
-----------------------------------------------------------------------------------------------------------------------


(1) This Registration Statement registers an additional 600,000 shares issuable under the Registrant's 2002 Employee Stock Purchase Plan, amending and restating the 1993 Employee Stock Purchase Plan (the "Plan"). An aggregate of 1,300,000 shares issuable under the Plan have previously been registered (Reg. No. 33-69520 covering 50,000 shares, Reg. No. 33-92970 covering 250,000 shares, Reg. No. 333-29975 covering 600,000 shares and Reg. No. 333-38490 covering 400,000 shares).

(2) Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of our common stock may be issued or issuable as a result of a stock split or other distribution declared at any time by the Board of Directors while this registration statement is in effect, this registration statement is hereby deemed to cover all such additional shares common stock.

(3) Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(h) and based upon the average of the high and low sale prices on June 27, 2002 as reported by the Nasdaq National Market System.

(4) Includes associated purchase rights which currently are evidenced by certificate for shares of GTC Biotherapeutics, Inc. Common Stock, and automatically trade with such shares.

STATEMENT REGARDING INCORPORATION BY REFERENCE FROM EFFECTIVE REGISTRATION STATEMENT.

         Pursuant to Instruction E to Form S-8, the contents of the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on September 28, 1993 (File No. 33-69520) relating to the registration of 50,000 shares of the Registrant's Common Stock, $0.01 par value per share (the "Common Stock"), authorized for issuance under the Registrant's 1993 Employee Stock Purchase Plan (the "Plan"), are incorporated by reference in their entirety in this Registration Statement, except as to the items set forth below. This Registration Statement provides for the registration of an additional 600,000 shares of the Registrant's Common Stock to be issued under the Plan.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission are incorporated herein by reference:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 30, 2001.

         (b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002, as amended on Form 10-Q/A filed June 27, 2002.

         (c)  Current Report on Form 8-K filed June 3, 2002.

         (d) The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A (File No. 0-21794) filed on May 19, 1993, as amended by Form 8-A (File No. 000-21974) filed on June 1, 2001 and including any amendment hereafter or report filed for the purpose of updating such description.

         All documents filed after the date of this Registration Statement by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereunder have been sold or which deregisters all shares of Common Stock remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The validity of the Common Stock offered hereby will be passed upon for the the Registrant by Palmer & Dodge LLP, Boston, Massachusetts. Nathaniel S. Gardiner, the Clerk of the Registrant, is a partner of Palmer & Dodge LLP.

ITEM 8.  EXHIBITS.

         See Exhibit Index immediately following the signature page.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Framingham, Commonwealth of Massachusetts, on this 28th day of June 2002.

                                      GTC BIOTHERAPEUTICS, INC.



                                      By: /s/ Geoffrey F. Cox
                                          ---------------------------------
                                          Geoffrey F. Cox
                                          Chairman, President and
                                          Chief Executive Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of GTC Biotherapeutics, Inc., hereby severally constitute and appoint Geoffrey F. Cox, John B. Green and Nathaniel S. Gardiner, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                                            Capacity                            Date
---------                                            --------                            ----


/s/ Geoffrey F. Cox                         Chairman, President and                 June 28, 2002
------------------------------------        Chief Executive Officer
Geoffrey F. Cox                             (Principal Executive Officer)


/s/ John B. Green                           Senior Vice President, Finance          June 28, 2002
------------------------------------        and Chief Financial Officer
John B. Green                               (Principal Financial Officer and
                                            Principal Accounting Officer)


/s/ James A. Geraghty
------------------------------------        Director                                June 27, 2002
James A. Geraghty


/s/ Robert W. Baldridge
------------------------------------        Director                                June 28, 2002
Robert W. Baldridge


/s/ Alan W. Tuck
------------------------------------        Director                                June 28, 2002
Alan W. Tuck


/s/ Francis J. Bullock
------------------------------------        Director                                June 28, 2002
Francis J. Bullock


                                  EXHIBIT INDEX

EXHIBIT
NUMBER                     DESCRIPTION
-------                    -----------
4.1.1                Restated Articles of Organization of the Registrant, filed with the Secretary of the Commonwealth of Massachusetts on
                     December 27, 1993. Filed as Exhibit 3.1 to the Registrant's
                     Annual Report on Form 10-K for the year ended December 31,
                     1993 (File No. 0-21794) and incorporated herein by
                     reference.

4.1.2                Articles of Amendment to the Restated Articles of
                     Organization filed with the Secretary of the Commonwealth of Massachusetts on October 3, 1994. Filed as Exhibit 3.1.2 to the Registrant's Annual Report on Form 10-K for the year ended December 28, 1997 (File No. 0-21794) and incorporated herein by reference.

4.1.3                Certificate of Vote of Directors Establishing a Series of a
                     Class of Stock of the Registrant and designating the Series
                     C Junior Participating Cumulative Preferred Stock. Filed as
                     Exhibit 3.1 to Registrant's Current Report on Form 8-K filed on June 1, 2001 (File No. 0-21794) and incorporated herein by reference.

4.2                  By-laws of the Registrant. Filed as Exhibit 3.1 to the
                     Registrant's Form 10-Q for the quarter ended July 4, 1999
                     (File No. 000-21794) and incorporated herein by reference.

4.3 Specimen Common Stock Certificate. Filed as Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (File
                     No. 33-62782) and incorporated herein by reference.

4.4 Shareholder Rights Agreement, dated as of May 31, 2001, between Registrant and American Stock Transfer and Trust
                     Registrant, as Rights Agent. Filed as Exhibit 4.1 to
                     Registrant's Current Report on Form 8-K filed on June 1,
                     2001 (File No. 0-21794) and incorporated herein by reference.

5.1 Opinion of Palmer & Dodge LLP as to the legality of the securities registered hereunder. Filed herewith.

23.1 Consent of PricewaterhouseCoopers LLP, independent accountants. Filed herewith.

23.2                 Consent of Palmer & Dodge LLP (contained in Opinion of
                     Palmer & Dodge LLP filed as Exhibit 5.1).

24.1 Power of Attorney (set forth on the Signature Page to this Registration Statement).

99.1 2002 Employee Stock Purchase Plan. Filed as Exhibit 10.7 to the Registrant's Form 10-Q for the quarter ended March 31, 2002 (File No. 0-21794) and incorporated herein by reference.